Exhibit 99

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS Commerce Reports Third Quarter 2025 Financial Results
Company delivers 99th consecutive quarter of topline growth
Third quarter 2025 revenue grew 16% and recurring revenue grew 18% from the third quarter of 2024
Appoints new Chief Commercial Officer as longtime Chief Revenue Officer intends to retire
Announces new Share Repurchase Program

MINNEAPOLIS, October 30, 2025 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced financial results for the third quarter ended September 30, 2025.
Financial Highlights
Third Quarter 2025 Financial Highlights
•Revenue was $189.9 million in the third quarter of 2025, compared to $163.7 million in the third quarter of 2024, reflecting 16% growth.
•Recurring revenue grew 18% from the third quarter of 2024.
•Net income was $25.6 million or $0.67 per diluted share, compared to net income of $23.5 million or $0.62 per diluted share in the third quarter of 2024.
•Non-GAAP income per diluted share was $1.13, compared to non-GAAP income per diluted share of $0.92 in the third quarter of 2024.
•Adjusted EBITDA for the third quarter of 2025 increased 25% to $60.5 million compared to the third quarter of 2024.
•Share repurchases in the third quarter of 2025 totaled $30.0 million.

“Retailers and trading partners in our network continue to prioritize collaboration and automation across their business processes,” said Chad Collins, CEO of SPS Commerce. “Despite ongoing global trade and economic uncertainty, and the spend scrutiny we’re seeing across some of our customer groups this year, we believe the ever-evolving retail ecosystem will continue to drive the need for supply chain efficiencies. We are the industry’s most broadly adopted retail cloud services platform and the world’s leading retail network. We provide unmatched value in the data that powers AI-driven use cases, and a unique, network-led growth motion.”

“SPS Commerce is uniquely and competitively positioned to improve collaboration between trading partners,” said Kim Nelson, CFO of SPS Commerce. “With multiple growth drivers and a large addressable market, we have high conviction in our sustainable and profitable growth.”

Executive Appointment
SPS Commerce also announced it has appointed Eduardo Rosini as its Executive Vice President & Chief Commercial Officer, effective December 1, 2025. Rosini brings more than 30 years of growth, go-to-market, and full customer lifecycle experience across industries and markets, most recently serving as Chief Growth Officer at Sage, VP of Mid-Market and Corporate Sales at Intuit, and in large scale commercial leadership roles at Microsoft operating in North

America, South America, EMEA, and APAC. Rosini will replace SPS Commerce’s current Executive Vice President & Chief Revenue Officer, Dan Juckniess, who is retiring from the Company effective December 31, 2025.

“On behalf of SPS Commerce, I thank Dan for his outstanding contributions to SPS’ success over the past decade, during which he helped shape our modern go-to-market organization, growing the sales team in both size and strength. We wish him all the best in retirement,” said Chad Collins, CEO of SPS Commerce. “We are excited to welcome Eduardo Rosini to our executive team. Eduardo exemplifies the kind of leadership that defines SPS, anchored in our values and focused on people. His track record of scaling organizations across geographies and market segments, deploying technology to transform customer engagement strategies, and unlocking new efficiencies and personalization, make him an ideal fit for SPS’ next phase of growth.”

Share Repurchase Program
The Company also announced today that the Board of Directors of SPS Commerce authorized a new program to repurchase up to $100.0 million of common stock. Under the program, purchases may be made from time to time in the open market, in privately negotiated purchases, or both. The timing and number of shares to be purchased will be based on the price of the Company's common stock, general business and market conditions and other investment considerations and factors. The share repurchase program becomes effective on December 1, 2025, and expires on December 1, 2027. The Company’s August 2024 share repurchase program terminates on the earlier of July 26, 2026, or the full utilization of the authorized amount under the program. The program does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time without prior notice. The Company had 37.7 million shares of outstanding common stock as of September 30, 2025. The Company intends to finance the share repurchase program with cash on hand.

Guidance
Fourth Quarter 2025 Guidance
•Revenue is expected to be in the range of $192.7 million to $194.7 million, representing 13% to 14% year-over-year growth.
•Net income per diluted share is expected to be in the range of $0.53 to $0.57, with fully diluted weighted average shares outstanding of 38.3 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.98 to $1.02.
•Adjusted EBITDA is expected to be in the range of $58.8 million to $60.8 million.
•Non-cash, share-based compensation expense is expected to be $15.0 million, depreciation expense is expected to be $5.8 million, and amortization expense is expected to be $9.5 million.

Fiscal Year 2025 Guidance
•Revenue is expected to be in the range of $751.6 million to $753.6 million, representing 18% growth over 2024.
•Net income per diluted share is expected to be in the range of $2.31 to $2.34, with fully diluted weighted average shares outstanding of 38.1 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $4.10 to $4.15.
•Adjusted EBITDA is expected to be in the range of $229.7 million to $231.7 million, representing 23% to 24% growth over 2024.
•Non-cash, share-based compensation expense is expected to be $58.3 million, depreciation expense is expected to be $21.1 million, and amortization expense is expected to be $37.1 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call

To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q3 2025 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service, and accessible experts so our customers can focus on what they do best. Over 50,000 recurring revenue customers in retail, grocery, distribution, supply, manufacturing, and logistics are using SPS as their retail network. SPS has achieved 99 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from investments held and foreign currency impact on cash and investments, investment income, and other adjustments as necessary for a fair presentation. Other adjustments for the three months ended September 30, 2025 included the expense impact from disposals of other equipment and for the nine months ended September 30, 2025 included the expense impacts from disposals of certain capitalized internally developed software, disposals of other equipment, and one-time acquisition-related insurance costs. Net income is the comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from investments held and foreign currency impact on cash and investments, other adjustments as necessary for a fair presentation, including for the three months ended September 30, 2025 the expense impact from disposals of other equipment and for the nine months ended September 30, 2025 the expense impacts from disposals of certain capitalized internally developed software, disposals of other equipment, and one-time acquisition-related insurance costs, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.
Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the fourth quarter and full year of 2025, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)

	September 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$133,725	$241,017
Accounts receivable	73,339	56,214
Allowance for credit losses	(5,900)	(4,179)
Accounts receivable, net	67,439	52,035
Deferred costs	66,510	65,342
Other assets	47,947	23,513
Total current assets	315,621	381,907
Property and equipment, net	41,448	37,547
Operating lease right-of-use assets	6,723	8,192
Goodwill	543,035	399,180
Intangible assets, net	225,262	181,294
Other assets
Deferred costs, non-current	20,769	20,572
Deferred income tax assets	463	505
Other assets, non-current	5,359	2,033
Total assets	$1,158,680	$1,031,230
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,745	$8,577
Accrued compensation	51,795	47,160
Accrued expenses	12,318	12,108
Deferred revenue	77,566	74,256
Operating lease liabilities	5,623	4,583
Total current liabilities	160,047	146,684
Other liabilities
Deferred revenue, non-current	5,150	6,189
Operating lease liabilities, non-current	4,021	7,885
Deferred income tax liabilities	30,223	15,541
Other liabilities, non-current	299	241
Total liabilities	199,740	176,540
Commitments and contingencies (Note I)
Stockholders' equity
Common stock	40	40
Treasury stock	(152,096)	(99,748)
Additional paid-in capital	708,318	627,982
Retained earnings	403,597	336,099
Accumulated other comprehensive loss	(919)	(9,683)
Total stockholders’ equity	958,940	854,690
Total liabilities and stockholders’ equity	$1,158,680	$1,031,230

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$189,904	$163,686	$558,853	$466,858
Cost of revenues	57,932	51,624	174,672	155,129
Gross profit	131,972	112,062	384,181	311,729
Operating expenses
Sales and marketing	42,322	37,577	127,390	109,700
Research and development	17,276	15,292	51,986	45,667
General and administrative	31,690	27,152	93,598	76,575
Amortization of intangible assets	9,493	6,470	27,590	15,648
Total operating expenses	100,781	86,491	300,564	247,590
Income from operations	31,191	25,571	83,617	64,139
Other income, net	1,260	3,778	4,240	10,966
Income before income taxes	32,451	29,349	87,857	75,105
Income tax expense	6,882	5,889	20,359	15,610
Net income	$25,569	$23,460	$67,498	$59,495

Net income per share
Basic	$0.67	$0.63	$1.78	$1.60
Diluted	$0.67	$0.62	$1.77	$1.57

Weighted average common shares used to compute net income per share
Basic	37,895	37,447	37,939	37,192
Diluted	37,993	37,996	38,070	37,785

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$67,498	$59,495
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	12,583	(9,918)
Depreciation and amortization of property and equipment	15,302	14,010
Amortization of intangible assets	27,590	15,648
Provision for credit losses	6,843	6,239
Stock-based compensation	43,318	42,264
Other, net	(343)	(925)
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(16,301)	(11,456)
Deferred costs	234	(2,240)
Other assets and liabilities	(25,233)	(2,258)
Accounts payable	2,925	665
Accrued compensation	1,035	458
Accrued expenses	(2,226)	842
Deferred revenue	1,051	5,424
Operating leases	(1,357)	(1,412)
Net cash provided by operating activities	132,919	116,836
Cash flows from investing activities
Purchases of property and equipment	(18,873)	(13,832)
Purchases of investments	—	(85,759)
Maturities of investments	—	136,765
Acquisition of business, net	(142,628)	(147,401)
Net cash used in investing activities	(161,501)	(110,227)
Cash flows from financing activities
Repurchases of common stock	(89,556)	(37,567)
Net proceeds from exercise of options to purchase common stock	3,481	4,198
Net proceeds from employee stock purchase plan activity	5,924	5,672
Net cash used in financing activities	(80,151)	(27,697)
Effect of foreign currency exchange rate changes	1,441	849
Net decrease in cash and cash equivalents	(107,292)	(20,239)
Cash and cash equivalents at beginning of period	241,017	219,081
Cash and cash equivalents at end of period	$133,725	$198,842

SPS COMMERCE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$25,569	$23,460	$67,498	$59,495
Income tax expense	6,882	5,889	20,359	15,610
Depreciation and amortization of property and equipment	5,354	4,633	15,302	14,010
Amortization of intangible assets	9,493	6,470	27,590	15,648
Stock-based compensation expense	14,453	10,752	43,318	42,264
Realized gain from investments held and foreign currency impact on cash and investments	(205)	(1,077)	(678)	(2,636)
Investment income	(1,076)	(2,704)	(3,613)	(8,377)
Other	10	978	1,129	978
Adjusted EBITDA	$60,480	$48,401	$170,905	$136,992

Adjusted EBITDA Margin
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$189,904	$163,686	$558,853	$466,858

Net income	25,569	23,460	67,498	59,495
Margin	13%	14%	12%	13%

Adjusted EBITDA	60,480	48,401	170,905	136,992
Adjusted EBITDA Margin	32%	30%	31%	29%

Non-GAAP Income per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$25,569	$23,460	$67,498	$59,495
Stock-based compensation expense	14,453	10,752	43,318	42,264
Amortization of intangible assets	9,493	6,470	27,590	15,648
Realized gain from investments held and foreign currency impact on cash and investments	(205)	(1,077)	(678)	(2,636)
Other	10	978	1,129	978
Income tax effects of adjustments	(6,365)	(5,514)	(19,935)	(18,134)
Non-GAAP income	$42,955	$35,069	$118,922	$97,615

Shares used to compute net income and non-GAAP income per share
Basic	37,895	37,447	37,939	37,192
Diluted	37,993	37,996	38,070	37,785

Net income per share, basic	$0.67	$0.63	$1.78	$1.60
Non-GAAP adjustments to net income per share, basic	0.46	0.31	1.35	1.02
Non-GAAP income per share, basic	$1.13	$0.94	$3.13	$2.62

Net income per share, diluted	$0.67	$0.62	$1.77	$1.57
Non-GAAP adjustments to net income per share, diluted	0.46	0.30	1.35	1.01
Non-GAAP income per share, diluted	$1.13	$0.92	$3.12	$2.58

The annual per share amounts may not cross-sum due to rounding.